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                                                                       Exhibit 5
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                             DRINKER BIDDLE & REATH
                               47 Hulfish Street
                                   Suite 400
                          Princeton, New Jersey  08542
                             Phone: (609) 921-6336

                                                 September 27, 1996

     Envirogen, Inc.
     4100 Quakerbridge Road
     Lawrenceville, New Jersey 08648

               Re:  Registration Statement on Form S-3
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     Ladies and Gentlemen:

          We have acted as counsel to Envirogen, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933,as amended relating to the public offering of 416,825 shares of the Company's common stock par value $.01 per share (the "Shares").

          In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company, as amended and restated, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. This opinion is based exclusively on the laws of the State of New Jersey and the General Corporation Law of the State of Delaware.

          On the basis of the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable by the Company.

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the rules and regulations of the Securities and Exchange Commission.

          We advise that Morgan R. Jones, Esq., a partner in our firm, is the Secretary of the Company.

                                              Very truly yours,



                                              DRINKER BIDDLE & REATH